                                  Exhibit 2
                                                                  EXHIBIT A
                                                                  TO INVESTMENT
                                                                  AGREEMENT
                                                                  -------------


                       WARRANT FOR SHARES OF COMMON STOCK

                                       OF

                   MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                             (a Georgia corporation)

                  This certifies that MEI Holdings, L.P., a Delaware limited partnership (together with its permitted successors and assigns, the "Holder"), is entitled to receive the number of shares of Common Stock, without par value (the "Common Stock"), of Mountasia Entertainment International, Inc., a Georgia corporation (the "Corporation"), specified by the provisions and upon the terms and conditions hereinafter set forth. This Warrant is granted pursuant to the Investment Agreement, by and between the Corporation and the Holder, dated June 5, 1996 ("Investment Agreement").

                  1. AUTOMATIC EXERCISE. The right represented by this Warrant will be deemed automatically exercised under the occurrence of any Dilutive Issuance (as defined in Section 2 below) without any notice being given or other action being taken by the Holder. The Holder will not be required to pay any consideration in connection with any such automatic exercise of this Warrant (other than that paid prior to the date hereof). The Corporation covenants that Holder will become treated for all purposes as the holder of record of the shares issued as a result of any such automatic exercise commencing as of the close of business on the date of the Dilutive Issuance causing such automatic exercise, and that, within ten calendar days after such date, certificates causing of Common Stock will be delivered by the Corporation to the Holder.

                  2. EXERCISABILITY; NUMBER OF SHARES. (a) This Warrant will be deemed to have been exercised by the Holder upon any conversion or exchange of any security outstanding on the date hereof, or any exercise of any warrant, option or other right outstanding on the date hereof (other than this Warrant), for a Consideration (as defined below) of less than the Trigger Price as defined below). All such convertible or exchangeable securities, warrants, options or rights are hereinafter called the "Subject Securities" and each such issuance in accordance with the terms thereof for a consideration below the Trigger Price is hereinafter called a "Dilutive Issuance". As used herein, "Consideration" includes the amount of any cash, other property (valued at its current fair market value), principal amount of indebtedness, liquidation value of preferred or senior securities, or other consideration to be paid or surrendered to the Corporation in connection with any such conversion, exchange or exercise. The Corporation represents and warrants that, as of the date hereof, Schedule A hereto contains a true and complete list of all Subject Securities.

                  (b) The number of shares which the Holder shall receive ("New Shares") in connection with any Dilutive Issuance will be determined by the application of the following formula:

                          TC            TC                   Holder Shares
         New Shares =  ( ----   -   ------------- )   X    ------------------
                          SP        Trigger Price          Outstanding Shares

in which:

         TC       =        the total amount of Consideration received by the
                           Corporation for such Dilutive Issuance;

         SP       =        the Consideration per share received by the
                           Corporation for such Dilutive Issuance;

Trigger Price     =        130% of the amount equal to (i) $40,000,000
                           divided by (ii) the number of shares of Common Stock purchased by the Holder pursuant to the Investment
                           Agreement at the closing thereunder.

Holder Shares     =        the total number of shares of Common Stock
                           owned by the Holder immediately after the closing under the Investment Agreement, plus (i) the total number of shares of Common Stock issued pursuant to this Warrant and (ii) all shares of Common Stock received by Holder in any stock split, stock dividend or other distribution on any such shares; and

Outstanding
   Shares         =        the number of shares of Common Stock issued and
                           outstanding on the date immediately prior to the record date of such Dilutive Issuance.

                  3. ADJUSTMENTS. The Trigger Price, the number of Holder Shares, and the number and kind of shares receivable pursuant to this Warrant ("Warrant Shares") will be subject to adjustment as follows:

                           (a) If the Corporation (i) pays a dividend or makes a
                  distribution on the Common Stock in shares of Common Stock or shares of the capital stock other than Common Stock, (ii) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, immediately after the Determination Date (as defined below) with respect to such dividend, distribution, subdivision, combination or issuance in a reclassification, the number and kind of shares issuable hereunder upon exercise of this Warrant after a subsequent Dilutive Issuance will be equitably adjusted so that after such time the Holder will be entitled to receive following any Dilutive Shares a number of shares of Common Stock recomputed properly to give effect to such dividend, distribution, subdivision, combination or issuance.

                           (b) For purposes of this Warrant, "Determination
                  Date" means (i) with respect to any dividend, distribution or issuance, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend, distribution or issuance, or if a dividend or distribution is paid or made or issuance is made without fixing a date, the date of such dividend, distribution or issuance and (ii) with respect to any subdivision, combination or reclassification, the effective date thereof.

                           (c) In the event that at any time, as a result of an
                  adjustment made pursuant to this Section 3, a holder of this Warrant becomes entitled to acquire upon a Dilutive Issuance any securities of the Corporation other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 3.

                           (d) Whenever the kind or number of securities
                  receivable upon exercise of the Warrants is adjusted pursuant to any of the provisions of this Section 3, the Corporation will promptly, and in any event within 10 calendar days after the occurrence of the event giving rise to such adjustment, give notice to the Holder of such adjustment or adjustments setting forth the changes in the Trigger Price and in the number of Holder Shares a brief statement of the facts requiring such adjustments and the computations upon which such adjustments are based. Unless the Holder objects thereto within 20 calendar days after receipt of such notice, such determination will be final. If the Holder does so object, the parties will discuss in good faith the items in dispute. If such items in dispute are not so resolved, the matter will be referred for determination by Deloitte & Touche (or, if such firm is unable or unwilling so to act, another professional firm mutually acceptable to the Holder and the Corporation), which firm's determination thereof will be final. The fees and expenses of such firm will be borne by the Corporation.

                           (e) In case of any consolidation of the Corporation
                  with or merger of the Corporation into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Corporation, the Corporation or such successor or purchasing corporation, as the case may be, will execute an agreement providing that the Holder will have the right thereafter to receive the kind and amount of shares and other securities and property that it would have been entitled to receive immediately after the occurrence of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action. Such agreement will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3 will similarly apply to successive consolidations, mergers, sales, transfers or leases.



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



                           (f) Whether or not any adjustments in the number or
                  kind of shares issuable upon the exercise of this Warrant has been made, this Warrant (and any substitutes or replacements herefor) may continue to express the same provisions as are initially stated in this Warrant.

                  4. COVENANTS. (a) All shares of Common Stock which may be issued by the Corporation pursuant of this Warrant in accordance with its terms will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges of the Corporation with respect to the issue thereof.

                  (b) During the term of this Warrant, the Corporation will at all times have authorized and reserved for issuance to the Holder a sufficient number of shares of its Common Stock to provide for the automatic exercise of this Warrant.

                  (c) The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith perform such terms and take all such action as may be reasonably necessary to protect the Holder against impairment.

                  5. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any issuance upon exercise of this Warrant.

                  6. TERM. This Warrant will expire upon the earlier of (a) such time as the Holder no longer owns any shares of Common Stock and (b) such time when no Subject Securities are any longer outstanding.

                  7. NOTICE OF DILUTIVE ISSUANCES. The Corporation will notify Holder in writing promptly upon receipt of any notice initiating a Dilutive Issuance, which notice shall set forth the identity of such person giving such notice, the TC and SP with respect to such Dilutive Issuance and the number of shares of Common Stock to be issued pursuant to this Warrant by reason thereof.

                  8. NO SHAREHOLDER RIGHTS. The Holder hereof, solely by virtue of this Warrant, will not be entitled to any rights of a shareholder of the Corporation.

                  9. TRANSFERS. This Warrant may be transferred in whole, but not in part, by MEI Holdings, L.P. and by any subsequent holder of this Warrant. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. The Holder consents to the Corporation's making a notation on its records in order to implement such restriction on transferability.



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



                  10. LOSS OR DESTRUCTION. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof the Corporation will execute and deliver in lieu hereof a new Warrant.

                  11. GOVERNMENTAL APPROVALS. The Corporation will use its best efforts to take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and filings required, which may be or become required in connection with the issuance and delivery of this Warrant, and the issuance and delivery of the Common Stock issued or deliverable upon exercise of this Warrant.

                  12. SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant will bind and inure to the benefit of Holder and the Corporation and their respective successors and assigns.

                  13. NOTICES. All notices and other communications given pursuant to this Warrant will be in writing and will be deemed to have been given when faxed or personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

         (a)  If to the Corporation, then to:

                  Mountasia Entertainment International, Inc.
                  5895 Woodward Parkway
                  Suite 220, Alpharetta, Georgia  30202-4182
                  Attention: Chief Executive Office
                  Fax: (770) 442-6655

                  With a copy to (which will not constitute notice):

                  Rogers & Hardin
                  2700 Cain Tower
                  229 Peachtree Street
                  Atlanta, Georgia  30303
                  Attention: Edward J. Hardin
                  Fax: (404) 525-2224

         (b)  If to the holder then to:

                  MEI Holdings, L.P.
                  4200 Texas Commerce Tower
                  Dallas, TX  75201
                  Attention: Daniel A. Decker



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



                  Fax: (214) 220-4949

                  With a copy to (which will not constitute notice):

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, New York  10022
                  Attention:  Robert A. Profusek, Esq.
                  Fax: (212) 755-7306

Such addresses for notices may be charged by any party by notice to the other party pursuant to this section.

                  14. AMENDMENT. This agreement may be amended only by an instrument in writing signed by the Corporation and the Holder.

                  15. GOVERNING LAW. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflict of laws provisions of such state.

                  16. FURTHER ASSURANCES. The parties hereto agree to execute such other documents, instruments or affidavits, and to perform such other acts, as may be necessary or desirable to carry out the purpose of this agreement.

                  Dated as of this ___ day of ___________, 1996.

                                                   MOUNTASIA ENTERTAINMENT
                                                   INTERNATIONAL, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

Attest:

_____________________________

Name: _______________________
Title: ______________________



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



                                                                   SCHEDULE A
                                                                   TO WARRANT
                                                                   ----------
                                                            (to be updated prior
                                                         to issuance of Warrant)

                               SUBJECT SECURITIES

                                 Preferred Stock
                                 ---------------

CLASS A PREFERRED NONVOTING STOCK
- - - ---------------------------------
Shares authorized:                          2,000

Shares outstanding:                         None

Voting Rights:                              None unless required by Georgia law

Dividend Rights:                            None

Liquidation Preference:                     Prior to common stock, on parity with any class
                                            hereafter created that is specifically ranked on parity with
                                            Class A ("Parity Securities")

Liquidation Value:                          $10,000 plus 8% per annum since date of issuance

Conversion:

         At Holder's Option:                at any time according to this formula

                                            [(.08)(N/365)(10,000)] plus 10,000
                                            ----------------------------------
                                                      Conversion Price

                                            N = number of days between issuance and conversion

                                            Conversion Price = the lesser of (x)
                                            $8.15625 or (y) 85% of the average
                                            closing bid price for the five days
                                            preceding the conversion date

         At Company's Option:               After August 31, 1996, upon 15 days prior written notice
                                            at the Conversion Price set forth above.  (No forced
                                            conversion right if Company "makes any planned press
                                            release either (a) on the effective date of conversion or
                                            (b) prior to the close of trading on the following business day.")

         Automatic Conversation:            None

Redemption:                                 The Company has the right to redeem all or part of the
                                            shares submitted for conversion

         Redemption Price:                  [(.08)(N/365)(10,000)] x Closing Bid Price
                                                                     -----------------
                                                                     Conversion Price

CLASS B PREFERRED STOCK
- - - -----------------------

Shares authorized:                          2,000

Shares outstanding:                         430

Voting Rights:                              None unless required by Georgia law

Dividend Rights:                            None

Liquidation Preference:                     Prior to common stock, on parity with Class A preferred
                                            and any class hereafter created that is specifically ranked on parity with Class D ("Parity Securities")

Liquidation Value:                          $10,000 per share plus 8% per annum from date of
                                            issuance

Conversion:

         At Holder's Option:                Beginning on April 16, 1996 based on this formula:

                                            [(.08)(N/365)(10,000)] plus 10,000
                                            ----------------------------------
                                                      Conversion Price

                                            N = the number of days between the date of issuance
                                            and the date of conversion

                                            Conversion Price = the lesser of (x)
                                            $5.125 or (y) 85% of the average
                                            closing bid price for the five
                                            trading days immediately preceding
                                            the conversion date

         At Company's Option:               None

         Automatic Conversion:              On January 11, 1998 at the Conversion Price

Redemption:                                 The Company has the right to redeem all or part of the
                                            shares submitted for conversion

         Redemption Price:                  [(.08)(N/365)(10,000)] x Closing Bid Price
                                                                     -----------------
                                                                     Conversion Price

CLASS C PREFERRED STOCK
- - - -----------------------

Shares authorized:                          1,000

Shares outstanding:                         500

Voting Rights:                              None

Dividend Rights:                            13% cumulative payable quarterly in cash out of legally
                                            available funds

Liquidation Preference:                     Prior to common stock, on parity with Class A, B, and
                                            C preferred and any class hereafter created that is
                                            specifically ranked on parity with Class D

Liquidation Value:                          $1,000 plus 10% per annum since date of issuance

Conversion:

         At Holder's Option:                Beginning 40 days after issuance according to this
                                            formula:

                                            [(.10)(N/365)(1,000)] plus 1,000
                                            --------------------------------
                                                     Conversion Price

                                            N = the number of shares of Class C preferred for
                                            which the conversion is being elected

                                            Conversion Price = the closing bid price on the date of
                                            purchase of the Class C preferred

         At Company's Option:               None

         Automatic Conversion:              Two years after date of issuance

Redemption:                                 Right to redeem all or part of Class C preferred at any
                                            time during the 90 day period beginning six months
                                            following the purchase of Class C preferred.

         Redemption Price:                  The original purchase price plus accrued dividends

Put Right:                                  On the first anniversary of the holder's purchase at the
                                            original purchase price plus accrued dividends

CLASS D PREFERRED STOCK
- - - -----------------------

Shares authorized:                          20,000

Shares outstanding:                         5937

Voting Rights:                              None except as required under Georgia law

Dividend Rights:                            4% cumulative, payable semi-annually in (at the
                                            Company's option) cash or common stock at a
                                            conversion price equal to the lesser of $6.00 per share or the average of the closing bid prices for the five trading days prior to payment

                                            Only entitled to receive when declared by the Board out
                                            of legally available assets

                                            In the event of a conversion, the holder is entitled to the prorated portion of the annual dividend

Liquidation Preference:                     Prior to common stock, on parity with Class A, B, and
                                            C preferred and any class hereafter created that is
                                            specifically ranked on parity with Class D ("Parity
                                            Securities")

Liquidation Value:                          $1,000 per share

Conversion:

         At Holder's Option:                Beginning 60 days after issuance

                                                N x 1000
                                            ----------------
                                            Conversion Price

                                            N = the number of shares of Class D
                                            Preferred Stock for which the
                                            conversion is being elected

                                            Conversion Price = the lesser of (x)
                                            $6.00 or (y) the average closing bid
                                            price for the five trading days
                                            preceding the conversion (the
                                            "Market Price"), provided however
                                            that the Conversion Price cannot be
                                            less than 70% of the Market Price

         At Company's Option:               None

         Automatic Conversion:              Two years after the date of issuance at the Conversion

                                            Price

Redemption:                                 If the Conversion Price is less than $3.00 per share, the
                                            Company has the right to redeem all or part of the share
                                            submitted for conversion

         Redemption Price:                  (N x 1,000) x   Closing Price
                                                            ----------------
                                                            Conversion Price

CLASS E PREFERRED STOCK
- - - -----------------------

Shares authorized:                          3,500,000

Shares outstanding:                         None

Voting Rights:                              None unless required by Georgia law, provided,
                                            however, that in the event of a failure to pay six
                                            quarterly dividends, the holders of the Class E preferred
                                            have the right to elect one director

Dividend Rights:                            10% cumulative payable quarterly

Liquidation Preference:                     Parity with other classes of preferred stock

Liquidation Value:                          $12 per share

Conversion:

         At Holder's Option:                At any time at $8.00 per share

         At Company's Option:               If the trading price of the Company's stock exceeds $10
                                            for 15 days, the Company can force conversion at the

                                            $8.00

         Automatic Conversion:              None

Redemption (mandatory):                     On the fifth anniversary of issuance at $12.00 per share
                                            payable, at the option of the Company, in cash, Common
                                            Stock, or some combination of cash and stock

Listing:                                    The Company intends to apply for listing of the Class E
                                            preferred on the Nasdaq

               Convertible Debt and Existing Options and Warrants
               --------------------------------------------------

Convertible Debt:
- - - -----------------

                                                                               Current
                                                                               Balance
                                                                             ----------
Cole Young World-Convertible Mortgage Note                                   $2,170,000

9% Convertible Subordinated Debenture                                        $5,650,000

10% Convertible Subordinated Debenture                                       $4,184,289



Existing Warrants:
- - - ------------------

                                                 # of Shares              Exercise                Expiration
                                                 Outstanding           Price per share               Date
                                                 -----------           ---------------            ----------
Schwartz (Fee for 10% sub-debt 2/95)                38,138                  $5.13                   Sep-00

Schwartz (Fee for 10% sub-debt 12/95)               43,931                  $8.70                   Sep-00

Schwartz (Class A 2/96)                             69,517                  $8.70                   Sep-00

Schwartz (Class A 2/96)                             41,617                  $5.13                   Sep-00

Allen & Co. (Financial Advisor Fee)                180,000                  $9.00                   Jun-05

Allen & Co. (Financial Advisor Fee)                270,000                 $12.25                   Jun-05

Commonwealth 11/93                         *       425,750                  $9.30                   Nov-98

Malibu Grand Prix 3/94                     *        61,461                  $9.76                   Mar-99

Kerr Worthy (Capital Trust)                *       228,194                  $6.04                   Jul-04

Commonwealth 11/94                         *        93,902                  $4.93                   Nov-99

Malibu Grand Prix 11/94                    *       225,001                 $10.67                   Nov-99

Langland Bay (NEF)                         *        18,739                  $6.54                   1,658

Furman Selz                                        150,000                  $6.25                   Nov-05

Feltman                                             15,800                  $5.50                   Feb-01
                                               -----------
                                                 1,861,950

                                                  * MOUNTASIA TO DESCRIBE ANTI-DILUTION ADJUSTMENTS

                                                  # of Shares               Exercise               Expiration
Existing Options:                                 Outstanding            Price per share              Date
- - - -----------------                                 -----------            ---------------           ----------
Mountasia Incentive Stock Option Plan              106,400                   $8.00

Mountasia Incentive Stock Option Plan               32,400                   $7.25 - $12.50           Mar-98

L. Scott Demerau                                    29,260                   $4.78                    Mar-98

Julia E. Demerau                                    29,260                   $4.78                    Mar-98

Judith E. Demerau                                   29,260                   $4.78

Ralph C. Dilorio                                    21,945                   $5.47                    Jan-05

Ervin E. Lewis, Sr. (Director Options)              25,000                   $7.53                    Jan-05

William M. Kearns (Director Options)                25,000                   $7.53                    Jan-05

Bert W. Wasserman (Director Options)                25,000                   $7.53

Steven A. Cunningham (Director Options)             25,000                   $7.53                    Jan-05

Non-employee Stock Option Plan                       3,000                   Market                   Jan-05

Non-employee Stock Option Plan                      70,000                   $7.53                    Jan-06

L. Scott Demerau                                   350,000                   $7.00                    Jan-06

Julia E. Demerau                                   150,000                   $7.00                    Jan-06

Greg Waters                                        100,000                   $9.00                    Oct-05

Ken Grissom                                         10,000                   $9.00                    Jul-05

Ken Grissom                                         12,500                  $12.50                    Jul-05
                                               -----------
                                                 1,044,025